Agreement with Deb Erickson
And PrimeSource Mortgage

1.	Total Agreement value = $90,000 during one year December 1, 2005 through December 1, 2006. Fifty four thousand dollars ($54,000) in cash paid in the following manner:

•	3 months at $3,750.00 at December 5, 2005 to February 2006
•	3 months at $4,250.00 at March 2006 to May 2006
•	6 months at $5,000.00 at June 2006 to November 2006

Thirty six ($36,000) in shares valued at $1.25/share equaling 28,800 shares.
2.	Bonus package tied to shares using the same incentive package designed for the branch owners.
3.	November 2005 invoice will be billed using actual billable hours and paid as usual with a split of shares and cash.
4.	Total shares owed for invoices billed in 2005 will be totaled and paid at a share price of $1.00 each.

Submitted:

/s/ Jeffrey R. Smith
Jeffrey R. Smith, President
PrimeSource Mortgage, Inc.

Acknowledgement:

/s/ Deb Erickson
Deb Erickson, President
ICAN Institute, Inc.

Compensation Agreement with ICAN Institute

With our agreement expiring in 2006, we have agreed to the following compensation package:

Since expiration, we have continued on a month-to-month basis under the same agreement:

$90,000 compensation plan with $60,000 paid $2,500 semi-monthly, and the balance in shares paid quarterly.

Effective April 1, 2008, we moved to a $60,000 compensation plan continuing the same payment of $2,500 semi-monthly, but with no more share compensation.

Finally, effective May 1, 2009, we have a new contract pending.

Submitted:

/s/ Jeffrey R. Smith
Jeffrey R. Smith, President
PrimeSource Mortgage, Inc.

Acknowledgement:

/s/ Deb Erickson
Deb Erickson, President
ICAN Institute, Inc.